Exhibit 99.1

News Release

Contact:	Investor Relations & Corporate Communications
Metabasis Therapeutics, Inc.
(858) 622-5520

METABASIS THERAPEUTICS RECEIVES NOTICE OF DELISTING FROM NASDAQ CAPITAL MARKET

SAN DIEGO, CA – September 9, 2009 – Metabasis Therapeutics, Inc. (Nasdaq: MBRX) announced today that on September 4, 2009 it received a letter from the Listing Qualifications Staff of The Nasdaq Stock Market (the “Staff”) notifying the Company that it did not comply with the minimum $2,500,000 stockholders’ equity requirement for continued listing, set forth in Listing Rule 5550(b), prior to the expiration of the extension for such compliance granted by the Staff on June 25, 2009, and that as a result, unless the Company requests an appeal of the Staff’s delisting determination, trading of the Company’s common stock on the Nasdaq Capital Market will be suspended at the opening of business on September 15, 2009. Metabasis initially received notification from the Staff of its noncompliance with the minimum $2,500,000 stockholders’ equity requirement for continued listing on May 21, 2009. The Company plans to request a hearing before the Nasdaq Listing Qualifications Panel to appeal the Staff determination to delist the Company’s common stock. The request for a hearing will stay the Staff determination to delist the Company’s common stock until the Nasdaq Listing Qualifications Panel renders a determination following the hearing. The hearing is expected to be scheduled within 30 to 45 days of the Company’s request, which the Company will submit on or about September 10, 2009.

There can be no assurances that the Nasdaq Listing Qualifications Panel will grant the Company’s request for continued listing on The Nasdaq Capital Market, in which case the Company’s common stock could be delisted from The Nasdaq Stock Market.

About Metabasis (www.mbasis.com):

Metabasis is a biopharmaceutical company that has discovered novel drugs for metabolic diseases using its proprietary technology and its knowledge of processes and pathways within the liver that are useful for liver-selective drug targeting and treatment of metabolic diseases. The Company has established a broad pipeline of product candidates and advanced discovery programs targeting large markets with significant unmet needs. The Company’s product pipeline includes clinical-stage product candidates and advanced discovery programs for the treatment of metabolic diseases such as diabetes and hyperlipidemia, as well as product candidates and advanced discovery programs for the treatment of liver diseases such as hepatitis and primary liver cancer. All of the Company’s product candidates were developed internally.

Forward-Looking Statements:

Statements in this press release that are not strictly historical in nature constitute “forward-looking statements.” Such statements include, but are not limited to, statements regarding the Company’s ability to successfully appeal the Staff’s determination and regain compliance with the Nasdaq Stock Market listing requirements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause Metabasis’ actual results to be materially different from historical results or from any results expressed or implied by such forward-looking statements. These factors include, but are not limited to, risks and uncertainties related to Metabasis’ ability to obtain additional financing to support its operations; the progress and timing of clinical trials for Metabasis’ product candidates; the fact that positive results from preclinical studies and early clinical trials does not necessarily mean later clinical trials will succeed; difficulties or delays in development, testing, obtaining regulatory approval, producing and marketing Metabasis’ product candidates; serious adverse side effects or inadequate efficacy of, or serious adverse events related to, Metabasis’ product candidates or proprietary technologies; the risk that Metabasis will not be able to build more value or retain rights for direct commercialization of its product candidates; Metabasis’ dependence on its licensees and collaborators for the clinical development and registration of, as well as information relating to, certain of its product candidates; potential conflicts with collaborators that could delay or prevent the development or commercialization of Metabasis’ product candidates; the scope and validity of intellectual property protection for Metabasis’ product candidates, proprietary technologies and their uses; competition from other pharmaceutical or biotechnology companies; Metabasis’ ability to generate financing through partnerships; Metabasis’ ability to maintain compliance with Nasdaq Capital Market continued listing requirements; and other factors discussed in the “Risk Factors” section of Metabasis’ Quarterly Report on Form 10-Q for the quarter ended June 30, 2009. All forward-looking statements are qualified in their entirety by this cautionary statement. Metabasis is providing this information as of this date of this release and does not undertake any obligation to update any forward-looking statements contained in this release as a result of new information, future events or otherwise.

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